Exhibit 10.1

MINUTE OF VARIATION between THE SCOTTISH MINISTERS and ALBA BIOSCIENCE LIMITED Subjects:- 21 Ellen’s Glen Road, Edinburgh
CLO File Ref:- XBS/19 JL FAS 7290 (8290) © 2016 Central Legal Office NHS National Services Scotland Anderson House Breadalbane Street Bonnington Road EDINBURGH, EH6 5JR DX ED154

MINUTE OF VARIATION

between

THE SCOTTISH MINISTERS (hereinafter called "the Landlords" which expression shall, wherever the context so requires or admits, include their successors in right of the landlord's part of the Lease after mentioned) Of the First Part;

and

ALBA BIOSCIENCE LIMITED (formerly known as Dalglen (No. 1062) Limited, conform to Certificate of Incorporation on Change of Name dated 31 August 2007) a company incorporated under the Companies Acts (Reg. No:  SC310584) and having their Registered Office at Douglas Building, Pentlands Science Park, Bush Loan, Penicuik, Midlothian, EH26 0PL (hereinafter called "the Tenants" which expression shall, wherever the context so admits, include, in substitution therefor, their permitted successors in right of the tenant's part of the Lease after mentioned) Of the Second Part;

WHEREAS:

A.

By virtue of Lease between the Scottish Ministers and Dalglen (No. 1062) Limited dated 26 and 31 July 2007, and registered in the Books of Council and Session on 8 October 2007, as amended by (i) Minute of Variation of Lease and Guarantee among the Scottish Ministers, Alba Bioscience Limited and Quotient Biodiagnostics Group Limited dated 21 September and 3 October both 2011 and registered in the Books of Council and Session on 3 November, 2011; and (ii) Minute of Variation of Lease among the Scottish Ministers, Alba Bioscience Limited, Quotient Biodiagnostics

Group Limited and Quotient Biodiagnostics Holdings Limited, dated 21 January and 28 August, both 2013, and registered in the Books of Council and Session on 9 October 2013 (hereinafter called "the Lease") there was let the building at 21 Ellen’ s Glen Road, Edinburgh, being the subjects more particularly described in the Lease and that on the terms and others provided therein;

B.	The Landlords are entitled to the landlord's part of the Lease and the Tenants to the tenant's part of the Lease; and
C.	The parties hereto have agreed to modify and vary the Lease as hereinafter appearing.

NOW IT IS AGREED as follows:

1.	With effect from the last date of execution hereof, the Lease will be varied as follows:
1.1	The term of the Lease shall be extended from 30 August 2016 until 31 May 2017 notwithstanding the date or dates hereof.
2.
2.1	The Tenants undertake that they shall observe and perform the obligations and conditions on the part of the Tenants contained or referred to in the Lease (as hereby varied).
2.2

The parties hereto agree that the Landlords' right of irritancy contained in the Lease shall also be exercisable in the event of any breach or non-observance by the Tenants of their obligations under the Lease (as hereby varied).

2.3	Except as hereby modified, the parties hereto confirm the whole terms of the Lease and that in all respects.
3.

The Landlords and the Tenants shall each bear their own costs in relation to these presents, save that the Tenants shall pay any Land and Buildings Transaction Tax chargeable hereon and the costs of registering these presents in the Books of Council and Session and obtaining two Extracts (one for the Tenants).

4.	The parties hereto consent to the registration hereof for preservation and execution: IN WITNESS WHEREOF

/s/ Stephen Taylor	/s/ Carolyn Low

WITNESS	DIRECTOR OF FINANCE

/s/ Brian Williamson	/s/ Roland Boyd

WITNESS	COMPANY SECRETARY